As filed with the Securities and Exchange Commission on June 2, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GORILLA TECHNOLOGY GROUP INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Gorilla Technology Group Inc.
64 North Row

London, United Kingdom W1K 7DA
+442039880574

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
Tel: (302) 738-6680

(Name, address and telephone number of agent for service)

Copies of all correspondence to:

Stephen C. Ashley, Esq. Pillsbury Winthrop Shaw Pittman LLP 31 W. 52nd Street New York, NY, 10019 Tel: (212) 858-1000

Approximate date of commencement of proposed sale to the public:

From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-274053

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933, as amended. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Gorilla Technology Group Inc. (the “Registrant”) is filing this Registration Statement on Form F-3 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form F-3 (File No. 333-274053) (the “Prior Registration Statement”), which was declared effective by the Commission on August 29, 2023.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate amount of securities offered by the Registrant by a proposed additional aggregate offering price of $17,903,178. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The information set forth in the Prior Registration Statement, including all information incorporated by reference therein, and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9. Exhibits

The following documents are filed as part of this registration statement on Form F-3.

Exhibit Number	Description
5.1*	Opinion of Travers Thorp Alberga.
5.2*	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1*	Consent of Marcum Asia CPAs LLP, independent registered public accounting firm.
23.2*	Consent of Travers Thorp Alberga (included in Exhibit 5.1).
23.3*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.2).
24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Prior Registration Statement).
107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the London, United Kingdom, on the 2nd day of June, 2026.

GORILLA TECHNOLOGY GROUP INC.

By:	/s/ Jayesh Chandan
	Name:	Jayesh Chandan
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-3 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Jayesh Chandan	Chief Executive Officer and Chairman (Principal Executive Officer)	June 2, 2026
Jayesh Chandan

/s/ Bruce Bower	Chief Financial Officer (Principal Financial Officer)	June 2, 2026
Bruce Bower

*	Director	June 2, 2026
Rt. Hon. Ruth Kelly

*	Director	June 2, 2026
Gregg Walker

*	Director	June 2, 2026
Evan Medeiros

/s/ Thomas Sennhauser	Director	June 2, 2026
Thomas Sennhauser

/s/ Keith Levy	Director	June 2, 2026
Keith Levy

*By:	/s/ Jayesh Chandan
Jayesh Chandan
Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Gorilla Technology Group Inc. has signed this Registration Statement on Form F-3 in the Newark, Delaware on June 2, 2026.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

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